UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2018 (May 10, 2018)
HighPoint Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware	333-222275	82-3620361
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado		80202
(Address of principal executive office)		(Zip Code)

(303) 293-9100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure

On May 11, 2018, HighPoint Resources Corporation (the “Company”) issued a press release relating to the matters discussed in Item 8.01 below. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01.    Other Events

On May 10, 2018, William M. Crawford was named Chief Financial Officer of the Company. Mr. Crawford’s responsibilities were not changed and he will continue to oversee all financial responsibilities of the Company and to serve as the Company's principal financial officer. Mr. Crawford has served in various positions of increasing responsibility since joining the Company's predecessor, Bill Barrett Corporation, in 2004, and most recently served as Senior Vice President - Treasury and Finance and principal financial officer since April 2016.

Also on May 10, 2018, Mr. Crawford was granted long term equity incentive compensation under the Company's 2018 Program consisting of 22,796 shares of restricted stock that vest ratably over a three-year period, and performance cash units in the amount of $150,000 that contingently vest in February 2021, depending on the level at which the performance goal is achieved.

Item 9.01.    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release, dated May 11, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 14, 2018	BILL BARRETT CORPORATION

		By:	/s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen
Senior Vice President - General Counsel; and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release, dated May 11, 2018.